Exhibit 10.1
Execution Copy

NOTE SALE AND PURCHASE AGREEMENT

THIS NOTE SALE AND PURCHASE AGREEMENT (this “Agreement”) is entered into effective as of the 9th day of December, 2015, by and between LAKES JAMUL DEVELOPMENT, LLC, a Minnesota limited liability company (“Seller”), and San Diego Gaming Ventures, LLC, a Delaware limited liability company (“Buyer”).

RECITALS

A.    Borrower (as defined below), Seller and Penn National Gaming, Inc., a Pennsylvania corporation (“Senior Lender”) entered into a Subordination and Intercreditor Agreement dated as of August 29, 2012 (as amended by that certain Amendment No. 1 to Subordination and Intercreditor Agreement dated as of April 24, 2014, the “Intercreditor Agreement”), by which payment of indebtedness (and liens securing such indebtedness) of the Jamul Indian Village (f.k.a., Jamul Indian Village of California), a federally recognized Indian tribe (“Borrower”), to Seller (the “Loans”) have been subordinated to the payment of indebtedness (and liens securing such indebtedness) of Borrower to Senior Lender, as more fully described in the Intercreditor Agreement.

B.     Pursuant to the Intercreditor Agreement, Borrower and Seller entered into a Modification Agreement dated as of April 24, 2014 (the “Modification Agreement”), pursuant to which the parties provided for the modification of the terms of the Loans to be consistent in certain respects with the provisions of the Intercreditor Agreement, the issuance of a new promissory note to replace the existing promissory notes evidencing the Loans, and the continued effectiveness of the Amended Operative Documents (as defined therein).

C.     In connection with the execution and delivery of the Modification Agreement, Borrower executed and delivered to Seller that certain Consolidated Restated Promissory Note of the Borrower dated as of April 24, 2014, to be effective as of August 29, 2012 (the “Note”), to evidence the Loans.

D.    The payment and performance of the Note are secured by certain of the Amended Operative Documents, including the Collateral Documents, and are otherwise subject to the Amended Operative Documents (each as defined in the Modification Agreement).

E.     Buyer desires to purchase and Seller desires to sell all of the indebtedness evidenced by the Note, as secured by the Collateral Documents and as otherwise subject to the Amended Operative Documents and the Intercreditor Agreement, such purchase and sale to be effective as of the Effective Date.

AGREEMENT

IN CONSIDERATION of the foregoing premises and the mutual covenants contained in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.     Purchase and Sale.

a.     Subject to the terms and conditions of this Agreement, Seller shall sell, assign, and transfer to Buyer, and Buyer shall purchase and accept from Seller, the Purchased Assets (as defined below).

b.     Effective upon receipt by Seller of $24,000,000 in immediately available funds (such amount being referred to herein as the “Purchase Price”) on or before December 31, 2015 (the date of Seller’s receipt of Buyer’s payment of the Purchase Price being herein referred to as the “Effective Date”), Seller will sell, assign and transfer to Buyer, without recourse (except with respect to the representations and warranties of Seller set forth in Section 3 below), and Buyer will purchase and accept from Seller, all of Seller’s right, title, and interests arising out of or related (i) to the Loans, the Note, and the other Amended Operative Documents, (ii) to any benefits under the Loans, the Note or the other Amended Operative Documents arising out of or related to the gaming project currently under construction in Jamul, California (the “Project”), but, for avoidance of doubt, excluding (A) any net operating losses that have been incurred or have otherwise arisen in connection with the Project, (B) any real estate currently owned by Seller or any of its affiliates, and (C) any contractual rights with respect to such real estate (collectively, the “Excluded Assets”), (iii) to the right to enforce the Loans, the Note, and the other Amended Operative Documents, and (iv) to the security interests in the collateral subject to the Collateral Documents (the “Collateral”) (clauses (i) through (iv) above, collectively, the “Purchased Assets”), in each case as of the Effective Date and subject to the terms of the Intercreditor Agreement. Without limiting the generality of the foregoing, Buyer agrees that, with respect to the Loans. the Note and the other Amended Operative Documents, it will be deemed to be bound (and will be so bound), as of and from and after the Effective Date, by the Intercreditor Agreement as the Subordinate Lender (as defined therein) thereunder.

c.     Buyer may extend the date on which the occurrence of the Effective Date is required to occur by this Agreement on a month-by-month basis, from January 1, 2016 until no later than June 30, 2016 (the “Outside Date”); provided that the Purchase Price shall increase to the amount set forth in the chart below, based on the actual date on which the Purchase Price is paid by Buyer and received by Seller and the Effective Date accordingly occurs:

Effective Date	Purchase Price
January 1, 2016-January 31, 2016	$25,000,000
February 1, 2016-February 29, 2016	$25,500,000
March 1, 2016-March 31, 2016	$26,000,000
April 1, 2016-April 30, 2016	$26,500,000
May 1, 2016-May 31, 2016	$27,000,000
June 1, 2016-June 30, 2016	$27,500,000

In any event, Buyer’s payment of the Purchase Price shall be due and payable no later than the earlier to occur of (i) within 10 business days after the date on which funding of Refinancing Indebtedness (as defined in the Intercreditor Agreement) or other financing for the construction of or refinancing of existing indebtedness relating to the Project exceeds $400,000,000 in the aggregate, or (ii) the Outside Date.

d.     Notwithstanding anything to the contrary in the Note, the other Amended Operative Documents, or the Intercreditor Agreement, Seller shall not assign, participate, delegate or transfer any of its rights or obligations under the Note, the other Amended Operative Documents, or the Intercreditor Agreement prior to the Outside Date.

e.      BUYER ACKNOWLEDGES, WARRANTS, AND REPRESENTS THAT, EXCEPT WITH RESPECT TO THE REPRESENTATIONS AND WARRANTIES OF SELLER SET FORTH IN SECTION 3 BELOW, THE SALE OF THE PURCHASED ASSETS SUBJECT TO THE INTERCREDITOR AGREEMENT AS CONTEMPLATED HEREBY SHALL BE MADE ON AN “AS-IS”, “WHERE-IS” AND “WITH ALL FAULTS” BASIS.

f.      In connection therewith, Buyer, contemporaneously with Seller’s receipt of Buyer’s payment of the Purchase Price on the Effective Date, will be deemed to have assumed any and all of Seller’s rights and obligations with respect to the Loans and the Purchased Assets and other obligations of Seller under the Amended Operative Documents and the Intercreditor Agreement arising from and after the Effective Date.

2.	Documentation. On or prior to the Effective Date, Seller shall deliver, duly executed where appropriate, to Buyer or its designee the following documents:

a.	The original Note, assigned without recourse by Seller in favor of Buyer by operation of an Allonge dated as of the Effective Date and otherwise in the form of Exhibit A.

b.	An as-executed copy of each of the other Amended Operative Documents.

c.	Such other documents and instruments as may be necessary to effect the sale, assignment and assumption contemplated by this Agreement and as may be reasonably requested by Buyer, provided that Buyer makes such request in writing at least five (5) business days prior to the anticipated Effective Date.

3.	Warranties of Seller. Seller hereby warrants and represents to Buyer as follows with respect to the Loans and Amended Operative Documents:

a.	Seller is the sole owner of the Note and the Loans, free and clear of liens and encumbrances, and there has been no prior assignment, sale or pledge thereof by Seller.

b.	Seller does not intend to retain any rights under the Note or the other Amended Operative Documents associated with or related to the Project, other than such as may comprise the Excluded Assets, following the Effective Date.

c.	Seller has full power and authority to execute and deliver this Agreement and to effect the transactions contemplated hereby. This Agreement constitutes a legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

Except as set forth above, Seller makes no warranty or representation about the Loans, the Amended Operative Documents, any other Purchased Assets, or the Intercreditor Agreement. Without limiting the generality of the foregoing, Seller makes no representation or warranty as to the collectability of the Loans, the creditworthiness of Borrower, the adequacy of the Collateral securing the Loans, any financial statements submitted by or for Borrower, or any risk of loss with respect to this transaction.

4.	Warranties of Buyer. Buyer hereby warrants and represents to Seller as follows with respect to the Loans and the Amended Operative Documents:

a.

Buyer has full power and authority to execute and deliver this Agreement and to effect the transactions contemplated hereby. This Agreement constitutes a legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

b.	Buyer has received a copy of the Note and such other documents and information as it deems appropriate to make its own decision to enter into this Agreement and to purchase the Loans and the other Purchased Assets. Buyer has, independently and without reliance on Seller and based on such documents and information as it has deemed appropriate, made its own decision to enter into this Agreement and to purchase the Loans and the other Purchased Assets.

5.

Waiver of Limitations on Senior Loan Obligations. Seller hereby waives, but only from the date of this Agreement through and including the Effective Date, the limitation on the Senior Loan Obligations (as defined in the Intercreditor Agreement) referred to in Section 11(b) of the Intercreditor Agreement. The foregoing waiver shall expire on the Outside Date if the Effective Date has not then occurred, whereupon such limitation shall be deemed to be in full force and effect from and after the Outside Date with effect as if such limitation had never been so waived.

6.	Miscellaneous.

a.	Notices. Any notice required or permitted to be given by any party is given in accordance with this Agreement if it is directed to the party and either delivered or mailed to such party at its address, as follows:

If to Seller:	Lakes Jamul Development, LLC
c/o Golden Entertainment, Inc.
6595 Jones Blvd.
Las Vegas, NV 89118
Attn: Matthew Flandermeyer

If to Buyer:	William J. Fair, EVP and Chief Development Officer
Penn National Gaming, Inc.
825 Berkshire Blvd.
Wyomissing, PA 19610
With a copy to Penn National Gaming, Inc., c/o General Counsel

Any party may change its address for the service of notice by giving written notice of such change to the other party, in any manner above specified.

b.	Captions. The paragraph headings or captions appearing in this Agreement are for convenience only, are not a part of this Agreement and are not to be considered in interpreting this Agreement.

c.

Entire Agreement; Modification. This written Agreement constitutes the complete agreement between the parties and supersedes any prior oral or written agreements between the parties regarding the subject matter of this Agreement. There are no verbal agreements that change this Agreement and no waiver of any of its terms will be effective unless in a written agreement executed by the parties.

d.

Controlling Law. This Agreement has been made under the laws of the State of New York, and such laws will control its interpretation. Any dispute between the parties arising out of or related to this Agreement must be brought in the State Courts of New York or, to the fullest extent permitted by applicable law, the Federal Courts of New York.

d.

Counterparts. It is understood and agreed that this Agreement may be executed in separate counterparts, each of which shall, for all purposes, be deemed an original, and all of such counterparts, taken together, shall constitute one and the same agreement, even though all of the parties hereto may not have executed the same counterpart of this Agreement.

e.	Successors and Assigns. This Agreement is binding upon the parties and their successors and assigns.

f.

Cooperation. The parties each agree to execute and deliver, or to cause to be executed and delivered, such documents and to do, or cause to be done, such other acts and things as might reasonably be requested by any party to this Agreement to assure that the benefits of this Agreement are realized by the parties.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above-written.

SELLER:

LAKES JAMUL DEVELOPMENT, LLC

By /s/ Matthew W. Flandermeyer
Its Chief Financial Manager, Treasurer and Secretary

BUYER:

SAN DIEGO GAMING VENTURES, LLC

By PENN NATIONAL GAMING, INC.,
its sole member

By /s/ Carl Sottosanti
Its SVP, General Counsel, Secretary

CONSENT

The undersigned, the holder, directly or indirectly, of all outstanding membership interests or other equity interests in or of Seller, solely in such capacity and not as a party to the foregoing Agreement, hereby executes and delivers this Consent solely for the purpose of confirming that it consents to the foregoing Agreement and the transactions contemplated thereby.

GOLDEN ENTERTAINMENT, INC.

By /s/ Matthew W. Flandermeyer
Its Executive Vice President and Chief Financial Officer

GUARANTY

The undersigned, the holder, directly or indirectly, of all outstanding membership interests or other equity interests in or of Buyer, solely in such capacity and not as a party to the foregoing Agreement, in consideration of the significant benefit, direct and indirect, it will derive from and as a result of the consummation of the transaction contemplated by the foregoing Agreement, hereby unconditionally guarantees the prompt payment and performance by Buyer of its obligations under the foregoing Agreement.

PENN NATIONAL GAMING, INC.

By /s/ Timothy J. Wilmott
Its CEO and President

ACKNOWLEDGMENT

Borrower hereby acknowledges the dispositions contemplated by the foregoing Agreement. In connection therewith, and effective as of the Effective Date, (i) Borrower confirms that Borrower has no defense to payment of the Loans, and (ii) each of Borrower and Seller confirm that it is not aware of any breach by the other party under or with respect to the Loans, the Note, the other Amended Operating Documents, any other Purchased Assets, or the Intercreditor Agreement.

Each of the undersigned hereby acknowledges that, from and after the Effective Date, Seller shall not have any rights or obligations with regard to the Purchased Assets, Buyer being the sole party entitled to the benefits and burdens thereof after giving effect to the consummation of the transaction contemplated by the foregoing Agreement.

BORROWER:

JAMUL INDIAN VILLAGE
(f.k.a., Jamul Indian Village of California)

By /s/ Erica Pinto
Its Chairwoman

SELLER:

LAKES JAMUL DEVELOPMENT, LLC

By /s/ Matthew W. Flandermeyer
Its Chief Financial Manager, Treasurer and Secretary

SENIOR LENDER:

PENN NATIONAL GAMING, INC.

By /s/ Timothy J. Wilmott
Its President and CEO

EXHIBIT A

ALLONGE

This ALLONGE is affixed to and made a part of that certain Consolidated Restated Promissory Note dated April 24, 2014 (effective as of August 29, 2012) of Jamul Indian Village (f.k.a., Jamul Indian Village of California), a federally recognized Indian tribe, payable to the order of Lakes Jamul Development, LLC, a Minnesota limited liability company.

PAY TO THE ORDER OF SAN DIEGO GAMING VENTURES, LLC (“BUYER”), WITHOUT RECOURSE, REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, EXCEPT AS EXPRESSLY PROVIDED IN THAT CERTAIN NOTE SALE AND PURCHASE AGREEMENT, DATED AS OF [DECEMBER __, 2015], BETWEEN LAKES JAMUL DEVELOPMENT, LLC AND BUYER.

Dated: ______________ [1]

SELLER:

LAKES JAMUL DEVELOPMENT, LLC

By________________________________
Its________________________________

1 Insert Effective Date.